Exhibit 10.5

	FORM OF	Date:
DaimlerChrysler		Quote #:
Truck Financial	Direct Purchase Money Loan and Security Agreement	TFFF1757SI A

BORROWER:	CO-BORROWER	DEALER:
Name	Name	Name
Address	Address	Address
City St Zip Code	City St Zip Code	City St Zip Code
CREDITOR	, and its successors, transferees and assigns.
I (meaning individually, collectively, and interchangeably, all, Borrowers named above, jointly and severally) have entered into a direct loan ("Agreement") with Creditor to finance the purchase of the following described equipment ("Equipment"). I acknowledge that I have accepted delivery of the Equipment in good order without reservation of rights and without implied warranty as to condition, merchantability, and suitability for any purpose. I further acknowledge and certify that I have entered into this Agreement with Creditor, and I intend to use the purchased Equipment, primarily for business or commercial purposes, and not for personal, family, household or agricultural purposes. As part of the like-kind exchange program, the owner of the equipment has engaged MBF Account Services LLC as a qualified intermediary. You are hereby notified that the owner of the equipment has assigned to MBF Account Services LLC its rights (but not obligations) for the sale of this equipment.

DESCRIPTION OF EQUIPMENT:	List Payoff to:
New/Used	Make	Model	Serial Number	Body Type	Model Year	Cash Sale Price

TRADE-IN & DOWNPAYMENT:
Make	Model	Serial Number	Body-Type	Model-Year	Allowance

PAYMENT TERMS: *** SEE ATTACHED PAYMENT SCHEDULE ADDENDUM ***	Payoff Amount
My loan is payable in (**) installment payments of (**) each, commencing on (**) and continuing on the (**) day of each successive month thereafter, which includes a final payment of the then unpaid principal and interest in the estimated amount of (**) due on (**) (**except as otherwise stated on the Payment Schedule Addendum attached hereto and made a part hereof). The amount of my final payment may vary depending upon when Creditor receives my periodic loan payments, and will include the unpaid principal balance, interest and any other amounts owed as of the final payment due date. The amount of Finance Charges and the Total of Payments disclosed herein have been estimated based upon the assumption that Creditor will receive all payments on the scheduled due dates. I understand that the amount of Finance Charges and the Total of Payments that I will be required to pay over the term of this Agreement may increase or decrease depending upon when Creditor actually receives my payments.
Net Trade-in Allowance
Cash Downpayment
TOTAL DOWNPAYMENT
TOTAL OF PAYMENT CALCULATIONS:
1. Total Cash Sale Price
2. Less Total Down Payment

DISCLOSURES REQUIRED UNDER ILLINOIS LAW:	3. Unpaid Balance of Sale Price	(Subtract Line 2 from Line 1)
UNLESS YOU PROVIDE US WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING US WITH EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.
A. Physical Damage Insurance
B. Credit Life/Disability Insurance
C. Non-Trucking Liability Insurance
D. Guaranteed Auto Protection Insurance
E. Insurance Tax (if applicable)
F. Registration/License/Title Fees
G. Federal Excise Tax
H. Sales Tax
I. Documentation Fee
J. Origination Fee
K. Other ( )
L. Other ( )
M. Other ( )
N. Business Service Fee ( )
	4.	Total Itemized Charges
	5.	Amount Financed (Add line 3 and line 4)
I (we) acknowledge receipt of a completed copy of the Agreement, which I have read and accepted, including the Terms and Conditions on the reverse side or following pages which are made a part hereof.	6.	Finance Charge *e
	7.	Total of Payments (Add line 5 and line 6) *e
*e means estimate
Borrower:	Co-Borrower:

Signature: X	Signature: X

Title:	Title:

GUARANTY
I (we) hereby, jointly, severally and unconditionally guarantee payment of all Indebtedness under this Agreement, and all extensions, substitutions and refinancings thereof, and agree to the Agreement's terms and conditions. I (we) waive any rights that I (we) may have to require Creditor to first exhaust its remedies against the Borrower(s), the Collateral, or any other guarantor, before collecting under this Guaranty.

Guarantor Name:	Guarantor Name:

Signature: X	Signature: X

Date:
DaimlerChrysler	Direct Purchase Money Loan and Security Agreement	Quote No.:
Truck Financial		TFFF1757SI A
1.   Interest/Late Payment: I promise to pay to the order of Creditor the Amount Financed together with daily simple interest thereon at the rate of 6.00% per annum, from the date of this Agreement until all of my obligations under this Agreement are fully paid and satisfied. Interest will be computed on the basis of the actual number of days elapsed in a 365 day year, or a 366 day year if a leap year. If I fail to make any payment within ten (10) days of the due date, I agree to pay Creditor a late payment fee in an amount equal to 5% of the delinquent payment, or such lesser amount as may be limited by law.
2.   Additional Charges: I agree to pay a charge of $25, or such lesser amount as may be limited by law, for each check, draft or similar instrument presented to Creditor that is returned or dishonored for any reason.
3.   Prepayment: I may prepay the then unpaid principal balance, plus accrued interest and other amounts then owing under this Agreement, in full at any time without penalty.
4.   Grant of Security Interest: In order to secure the prompt and punctual payment and satisfaction of my Indebtedness (as defined herein), I am granting Creditor a security interest in the Equipment, and in all accessions, replacements and additions to the Equipment, and in all leases and chattel paper of the Equipment, and in all lease payments, rentals, and rights thereto, and in all proceeds derived from the Equipment, including insurance proceeds and refunds of insurance premiums. If Creditor permits me to allow others to use or lease the Equipment, I agree to stamp any agreement between me and my lessee with language approved by Creditor and to provide and update Creditor with all current contact information of user or lessee. I also agree that collateral securing other loans, credit sales and leases that I may have with Creditor or any affiliate of Creditor, whether now or in the future, additionally will secure my Indebtedness under this Agreement. The Equipment, all leases and chattel paper of the Equipment, all lease payments, rentals, and rights thereto, proceeds, and my additional collateral securing other loans, credit sales, and leases with Creditor or any affiliate of Creditor, are individually, collectively and interchangeably referred to under this Agreement as my "Collateral." For purposes of this Agreement, the term "Indebtedness" means: (1) my indebtedness under my loan and under this Agreement for payment of principal, interest, late charges, returned check fees, liquidated damages and any other amounts due hereunder; (2) my indebtedness under any other loans, leases or other obligations that I may now and in the future owe to Creditor or any affiliate of Creditor; (3) all additional funds that Creditor or any affiliate of Creditor may advance on my behalf as provided in this Agreement; and (4) Creditor's costs and expenses incurred in enforcing Creditor's rights under this Agreement, and in protecting and preserving the Collateral, including reimbursement of Creditor's reasonable attorney's fees, court costs, and collection expenses. I authorize Creditor to perfect its security interest in the Collateral. I agree to reimburse Creditor for all filing costs and perfection expenses, as well as for all costs of amending, continuing and terminating such filings.
5.   Covenants: I agree: (1) not to sell, lease, transfer or assign the Collateral without Creditor's prior written consent; (2) not to allow any other security interest or lien to be placed on or to attach to the Collateral; (3) not to make any material changes or alterations to the Equipment without Creditor's prior written consent (including replacements, additions, accessories or substitutions); (4) not to remove the Equipment from the state in which I reside or have my principal offices, other than in the ordinary course of business, for a period in excess of sixty (60) consecutive days, without first obtaining Creditor's prior written consent; (5) not to re-title the Equipment in another state without first notifying Creditor; and (6) if I am a business entity, not to change my name or form or state of organization without first notifying Creditor at least thirty (30) days in advance of such change. I further agree: (a) that anything that may be attached to the Equipment will become an accession to the Equipment, and will become part of the Collateral; (b) to make all necessary repairs to, and not to abandon the Equipment; (c) to abide by all laws and rules and regulations with respect to the use and operation of the Equipment, and to obtain all necessary permits and licenses in those jurisdictions where required; (d) to pay all taxes and assessments levied against the Equipment and to furnish Creditor with proof of such payments; and (e) to permit Creditor to inspect the Equipment at reasonable times.
6.   Insurance: I agree to keep the Equipment continuously insured, by an insurance company and with deductible approved by Creditor, against comprehensive and collision damage, and any other hazards Creditor may specify from time to time. Such insurance coverage shall be for the greater of either the full value of the Equipment or the sum of the obligations arising under this Agreement. I agree to provide Creditor with written proof of a paid insurance policy, and subsequent renewals, showing Creditor as a loss payee and additional insured under my insurance policy, which will require at least thirty (30) days advance written notice to Creditor before such insurance may lapse, be reduced, canceled or terminated for any reason. I assign to Creditor all proceeds from insurance policies covering the Equipment, including, but not limited to, refunds of unearned premiums of any credit life, credit disability, property or other insurance financed by Creditor under this Agreement, and direct said insurance companies to pay such amounts directly to Creditor. Creditor may apply any insurance proceeds and returned premiums received to the unpaid balance of my then Indebtedness. Should I fail to purchase and maintain adequate insurance on the Equipment, as determined by Creditor (at Creditor's sole discretion), then Creditor may (at Creditor's sole option, and without any responsibility or liability to do so) purchase such insurance as Creditor deems necessary to protect its interest. I agree to immediately reimburse Creditor for the expense of said insurance, together with interest thereon at the rate of 18% per annum, or such lesser rate as may be limited by law, from the date of each advance until Creditor is repaid. I authorize Creditor to release to third parties any information necessary to facilitate insurance and tax monitoring and insurance placement. If there is a total loss on any item of Equipment, I agree to immediately pay to Creditor the unpaid principal balance plus accrued interest and any other amounts then due and owing on such item of Equipment. All insurance policies financed under this Agreement, unless a shorter period is specified in the policy, end upon the original due date of the last payment due under this Agreement. If I am due any insurance refund, I will seek same from insurance company. Creditor does not require me to have credit life insurance.
UNLESS OTHERWISE SPECIFIED HEREIN, THE INSURANCE AFFORDED UNDER THIS AGREEMENT DOES NOT COVER LIABILITY FOR INJURY TO PERSON OR DAMAGES TO PROPERTY OR OTHERS. NO PUBLIC LIABILITY INSURANCE IS ISSUED WITH THIS TRANSACTION.
7. Default and Acceleration: Creditor has the right at its sole option to insist on immediate payment in full of all Indebtedness that I may owe to Creditor upon the occurrence of any one or more of the following events: (1) if I fail to make any payment under this Agreement when due; or (2) if I am in default under any other provision of this Agreement; or (3) if I am in default under any other loan, lease, extension of credit, or obligation that I may then owe to Creditor or any affiliate of Creditor; or (4) If I, without Creditor's consent, (a) make a significant change in the management, ownership or control; or (b) merge, transfer, acquire or consolidate with any other entity; or (5) if I should become insolvent, or the subject of a bankruptcy or other relief from creditors; or (6) if any of the Equipment is seized under process of law; or (7) if any guaranty of my obligations under this Agreement is withdrawn or becomes unenforceable for any reason; or (8) if Creditor reasonably believes itself to be Insecure in the repayment of this Agreement. After default and acceleration, I agree to continue to pay Creditor interest on the then unpaid balance of my Indebtedness at the rate of eighteen (18%) percent per annum, or such lesser rate as may be limited by law.

8.   Default Remedies: Should I default under this Agreement, and Creditor elects to accelerate payment of my Indebtedness, Creditor may exercise all of the rights and remedies available to secured creditors generally under the Uniform Commercial Code in effect in the state where the Collateral is then located. I agree to turn over and deliver the Collateral to Creditor at my expense, at the time and at the location Creditor may demand of me. Alternatively, Creditor may enter any premises or other place where the Collateral may be located, and take possession of the Collateral, and all other property then located on or in the Collateral, provided that Creditor is able to do so without breach of the peace. Creditor may then sell the Collateral without warranty at public or private sale, and apply the sale proceeds to the satisfaction of my Indebtedness. Creditor has no obligation to clean-up, repair, or prepare the Collateral for sale. I hereby agree that Creditor may advertise and sell repossessed Collateral through www.usedtruckinventory.com or other internet websites through which equipment or motor vehicles similar to the Collateral is sold and that such disposition shall be deemed in conformity with reasonable commercial practice among dealers of the type of property that was the subject of the disposition. Any requirement that Creditor notify me of the sale or other disposition of the Collateral will be satisfied if Creditor sends me a written communication at least ten (10) days in advance of the date on which a public sale is scheduled, or within ten (10) days in advance of the time after which a private sale or other disposition may take place. Furthermore, upon default Creditor may cancel any insurance financed under this Agreement and apply the refunded premium to my outstanding balance. I authorize Creditor to notify anyone using equipment to pay Creditor directly for my Indebtedness.
9.   Waivers: I and all Guarantors each waive presentment, notice, and demand for payment, and agree that our liability under this Agreement shall be joint and several with each other. We further agree that discharge or release of any party, or Collateral, or any extension of time for payment, or any delay in enforcing Creditor's rights, will not cause Creditor to lose any of its rights. I expressly waive any right to a jury trial in any dispute regarding or arising out of this Agreement, the sale of the Equipment, or my relationship with Creditor or Dealer.
10.   Collection/Attorney's Fees and Expenses: If Creditor sues me, or if Creditor refers my loan to an attorney for collection, I agree to pay Creditor reasonable attorney's fees. I further agree to reimburse Creditor for its court costs and collection expenses incurred in enforcing Creditor's rights under this Agreement.
11.   Savings Clause: It is Creditor's intent to fully comply with all laws and regulations limiting imposition and collection of interest and other fees and charges in connection with my loan. Should I be called upon, or should I ever pay interest or other fees and charges to Creditor in excess of the amount(s) and rate(s) permitted, I agree that Creditor may cure such violation by crediting any excess amount that I have paid against my then outstanding Indebtedness under this Agreement.
12.   No Agency Relationship; No Right to Assert Claims and Defenses: I fully understand and unconditionally agree that neither Dealer, the Equipment manufacturer and distributor, nor their employees, are Creditor's partners, agents, or representatives, and have no right to commit, bind or obligate Creditor in any way. My obligations to Creditor under this Agreement are absolute, unconditional and non-cancelable with no right of offset, counterclaim or defense against Creditor or any assignee, the Dealer, the Equipment manufacturer, distributor, or their employees.
13.   Representations and Warranties: I represent and warrant to Creditor that: (1) my correct legal name and state of residence or organization are listed on page 1 of this Agreement, and I am property authorized, licensed and in good standing to conduct business in each applicable jurisdiction; (2) none of the preprinted provisions of this Agreement have been altered, modified, or stricken by me or by anyone else; (3) I or my authorized representative properly executed this Agreement in my name and my signature on this Agreement, or that of my authorized representative, is genuine; (4) the amount of the cash downpayment reflected in this Agreement was paid by me to the Dealer in cash prior to the time this Agreement was signed; (5) any trade-in allowance, rebate or incentive payment reflected in this Agreement is bona fide and was applied to the Cash Sale Price of the Equipment; and (6) I have and intend to license, title, and register the Equipment in the proper state or jurisdiction.
14.   Power of Attorney: To the extent permitted by law, I hereby appoint Creditor as my attorney-in-fact. My grant of this power of attorney is coupled with an interest and is irrevocable until all obligations I owe under this Agreement are paid in full. As my attorney-in-fact, Creditor can: (a) sign on my behalf all Certificates of Ownership, Registration cards, applications, affidavits or any other documents required to register and properly perfect Creditor's security interest in the Equipment; (b) transfer my entire interest in the Equipment as part of a repossession and sale; (c) act on my behalf in insurance matters relating to the Equipment, including, but not limited to, the power to endorse insurance proceeds checks or drafts on my behalf and cancel any credit life, credit disability, guaranteed automotive protection coverage, extended warranty or other optional insurance financed under this Agreement and apply the refunded premium or cost to my outstanding balance if I am in default.
15.   Governing Law: This Agreement shall be deemed received and accepted by Creditor in Lisle, Illinois on the date of funding. Furthermore this Agreement and my credit financing of the Equipment shall be governed and construed under the laws of the State of Illinois irrespective of the conflict of laws principles of that state.
16.   Miscellaneous: In this Agreement, the words "I", "me", "my", "we", "us" and "our" individually, collectively and interchangeably mean each person or entity signing this Agreement as a Borrower, Co-Borrower or Guarantor, their successors and assigns, and all other persons that may be or become obligated under this Agreement. All schedules executed in connection with this Agreement are part of this Agreement. This Agreement and any such schedules constitute the entire agreement between the parties. No modification or amendment of this Agreement shall be effective unless in writing signed by all parties. All provisions of this Agreement that are prohibited by applicable law shall be ineffective solely to the extent of such prohibition without invalidating the other provisions of this Agreement. Any waiver of Creditor's rights and remedies under this Agreement shall be effective only if specifically agreed by Creditor in writing.
17.   Authorization to Share Information: Creditor may collect non-public information from Borrower and any guarantor which may consist of information on credit applications or other forms, information regarding transactions with Creditor, affiliates or others and information that Creditor receives from consumer or credit reporting agencies and other outside sources during the time period that a line of credit is in effect or that any balance is due to Creditor under any lease or loan agreement ("Information"). Borrower and guarantors agree that Creditor may disclose any of the Information to any affiliate, assigns or agents of Creditor.

Back to Form 10-Q